TEMPUR-PEDIC REPORTS FOURTH QUARTER AND FULL YEAR EARNINGS
- Net Sales Up 13% in Fourth Quarter
- Full Year Net Sales Exceed $1.1 Billion

LEXINGTON, KY, January 24, 2008– Tempur-Pedic International Inc. (NYSE: TPX), the leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today announced financial results for the fourth quarter and year ended December 31, 2007. The Company also announced financial guidance for 2008.

FOURTH QUARTER 2007 FINANCIAL SUMMARY
•
Earnings per share (EPS) increased to $0.52 per diluted share in the fourth quarter of 2007 as compared to $0.36 per diluted share in the fourth quarter of 2006. EPS in the fourth quarter of 2006 was reduced by a $10.7 million pre-tax charge to income for a loss on extinguishment of debt.

•	Net sales rose 13% to $289.0 million in the fourth quarter of 2007 from $256.6 million in the fourth quarter of 2006. Retail sales increased 17% worldwide.

•	The Company achieved net sales growth across all product lines both domestically and abroad. Worldwide mattress revenue increased 14%.

FULL YEAR 2007 FINANCIAL SUMMARY
•	EPS was $1.74 per diluted share for the full year 2007 as compared to $1.28 per diluted share for the full year 2006, an increase of 36%.

•	Net sales for the full year 2007 totaled $1.107 billion, 17% higher than net sales for the full year 2006. Retail channel sales worldwide increased 21%.

The Company reported net income of $141.5 million for the full year 2007 as compared to $112.3 million in the full year 2006. Net income results include stock-based compensation expense, which increased 76% to $6.7 million in 2007 as compared to $3.8 million in 2006. In addition, net income results in 2007 reflect a one-time favorable tax rate reduction related to the elimination of certain valuation allowances for net operating loss carry forwards in two foreign tax jurisdictions.

President and Chief Executive Officer H. Thomas Bryant commented, “Tempur-Pedic achieved outstanding results in 2007 and we are pleased that we exceeded the goals we established at the beginning of the year. The company delivered growth across all product lines both domestically and abroad. In the retail channel, we substantially improved account productivity while expanding floor space. We introduced several new products around the world, which have been received very positively. And, most important to our long term objectives, we improved brand awareness, increased market share and expanded capacity by opening the world’s largest mattress factory. In addition, we maintained the profitability of the business while absorbing the increased cost of starting up our Albuquerque manufacturing facility.

“In the fourth quarter, despite a slowing macro environment, Tempur-Pedic achieved double digit retail sales growth driven by solid mattress sales growth. Gross profit margin trended to the highest quarterly level of the year, although channel and product mix modestly impacted it relative to our prior expectations.

“We approach 2008 with confidence, yet a degree of caution as a result of the uncertainty in the U.S. economy. Given this uncertainty, we believe it is prudent to plan more conservatively in terms of 2008 sales growth. However, as noted before, we strongly believe the mattress industry is in the early stages of a long-term shift away from innersprings to specialty bedding. In addition, while Tempur-Pedic is already the industry leader for profitability, we remain focused on our goal of ultimately becoming the worldwide bedding leader in terms of both sales and profitability.

“In 2008, our aim is to build on the progress made in 2007. We will continue our efforts to expand market share around the world driven by growing brand awareness. We plan to accomplish this by continuing to implement our advertising campaign in the U.S. and introduce it into international markets. We will also focus on expanding floor space as this is a key driver of market share.

“In addition, we believe expanding product offerings will help Tempur-Pedic continue to substantially outperform the industry. We are planning to unveil several new mattresses and pillows around the world during 2008. For example, next week, we will introduce a new mattress model in the U.S., The AlluraBed by Tempur-Pedic™. This model, featuring a very luxurious pillow-top made from our world renowned TEMPUR-HD™, will have a suggested retail price point of $3,999 for a queen size mattress.

“From an operational perspective, we have several initiatives underway to continue improving productivity and drive margin gains. These initiatives cross all areas of our company including manufacturing, distribution, and sourcing as well as staying lean in terms of operational expenses. As a result, we anticipate expanding operating leverage will help drive earnings per share growth.

Bryant concluded, “We enter 2008 with a solid operating and financial position. We have a diverse business model and a growing assortment of compelling products. Because our products are sold in over 70 countries, our financial performance is geographically diverse. Our go-to-market strategy of building brand awareness and focusing on premium price points has proven to be a significant competitive advantage. We are focused on long term growth opportunities and will continue to invest in new products, new markets, and research and development. In summary, we are very confident in our long term prospects and look forward to what we expect will be a very successful new year.”

Share Repurchase Program
During the fourth quarter of 2007, the Company purchased 0.7 million shares of its common stock for a total cost of $19.9 million. Under its existing share repurchase authorization, the Company has $280.1 million available for repurchase.

2008 Financial Guidance
The Company issued full year 2008 guidance for net sales and earnings per share. It currently expects net sales for 2008 to range from $1.195 billion to $1.250 billion, an increase of 8% to 13% over 2007. It currently expects EPS for 2008 to range from $2.03 to $2.20 per diluted share. This guidance reflects an increase of 17% to 26% compared to 2007 EPS of $1.74 per diluted share. The Company’s earnings guidance reflects the Company’s traditional practice of incurring heavier marketing expenditures as a percentage of sales in the first quarter of each year. The Company also noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company’s control.

This guidance does not take into account the anticipated effect of any additional share repurchases.

Conference Call Information
Tempur-Pedic International will host a live conference call with President and Chief Executive Officer H. Thomas Bryant and Chief Financial Officer Dale Williams to discuss financial results today, January 24, 2008 at 5:00 p.m. Eastern Time. The dial-in number for the conference call is 877-675-4749. The call is also being webcast and can be accessed on the investor relations section of the Company’s website, www.tempurpedic.com.

For those who cannot listen to the live broadcast, a telephone replay of the call will be available from January 24, 2008at 8:00 p.m. Eastern Time through January 31, 2008. To listen to the replay, dial 888-203-1112, participant code 1191674.

Forward-looking Statements
This release contains "forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including without limitation, statements relating to the Company’s goal of becoming the worldwide bedding leader, its plans to grow brand awareness, roll out the Company’s new advertising campaign, expand floor space and introduce new products, initiatives to continue improving productivity and drive margin gains and earnings per share growth, and net sales and earnings per share for 2008, are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include general economic and industry conditions, particularly in the retail sector, as well as consumer confidence; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the US retail channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to address issues in certain underperforming international markets; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; changes in foreign tax rates, including the ability to utilize tax loss carry forwards; and rising commodity costs. Additional information concerning these and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's annual report on Form 10-K under the headings "Special Note Regarding Forward-Looking Statements" and "Risk Factors." Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company
Tempur-Pedic International Inc. (NYSE:  TPX) manufactures and distributes mattresses and pillows made from its proprietary TEMPUR® pressure-relieving material.It is the worldwide leader in premiumsleep, the fastest growing segment of the estimated $13 billion global mattress market. The Company is focused on developing, manufacturing and marketing advanced sleep surfaces that help improve the quality of life for people around the world. The Company’s products are currently sold in over 70 countries under the TEMPUR® and Tempur-Pedic® brand names. World headquartersfor Tempur-Pedic International is in Lexington, KY.For more information, visit http://www.tempurpedic.com or call 800-805-3635.

Investor Relations Contact:
Barry Hytinen
Vice President, Investor Relations and Financial Planning & Analysis
800-805-3635

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2007	2006	Chg %	2007	2006	Chg %
Net sales	$288,954	$256,580	13%	$1,106,722	$945,045	17%
Cost of sales	147,966	129,835		571,896	484,507
Gross profit	140,988	126,745	11%	534,826	460,538	16%
Selling and marketing expenses	48,944	44,557		193,574	171,787
General and administrative expenses	22,715	20,197		91,212	75,718
Research and development expenses	1,648	697		5,926	3,728
Operating income	67,681	61,294	10%	244,114	209,305	17%

Other expense, net:
Interest expense, net	(9,090)	(6,518)		(30,484)	(23,920)
Loss on extinguishment of debt	—	(10,722)		(126)	(10,722)
Other income (expense), net	(220)	244		(630)	102
Total other expense	(9,310)	(16,996)		(31,240)	(34,540)
Income before income taxes	58,371	44,298	32%	212,874	174,765	22%
Income tax provision	18,441	13,844		71,415	62,443
Net income	$39,930	$30,454	31%	$141,459	$112,322	26%

Earnings per share:
Basic	$0.53	$0.37		$1.77	$1.32
Diluted	$0.52	$0.36		$1.74	$1.28
Weighted average shares outstanding:
Basic	74,815	83,110		79,831	84,922
Diluted	76,190	85,653		81,256	87,530

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	December 31,	December 31,
	2007	2006	Chg %
ASSETS

Current Assets:
Cash and cash equivalents	$33,315	$15,788
Accounts receivable, net	163,730	142,059
Inventories	106,533	61,736
Prepaid expenses and other current assets	11,133	8,002
Income taxes receivable	—	588
Deferred income taxes	11,924	9,383
Total Current Assets	326,635	237,556	37%
Property, plant and equipment, net	208,370	215,428
Goodwill	198,286	198,207
Other intangible assets, net	68,755	70,826
Deferred financing costs and other non-current assets, net	4,386	3,649
Total Assets	$806,432	$725,666	11%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$56,206	$51,220
Accrued expenses and other	66,080	61,050
Income taxes payable	4,060	—
Current portion of long-term debt	288	19,497
Total Current Liabilities	126,634	131,767	(4%	)
Long-term debt	601,756	341,635
Deferred income taxes	29,645	38,536
Other non-current liabilities	259	380
Total Liabilities	758,294	512,318	48%

Stockholders’ Equity:
Common stock, $.01 par value; 300,000 shares authorized; 99,215 shares issued as of December 31, 2007 and December 31, 2006	992	992
Additional paid in capital	283,564	264,709
Retained earnings	241,812	140,608
Accumulated other comprehensive income	13,550	3,992
Treasury stock, at cost; 24,681 and 15,993 shares as of December 31, 2007 and December 31, 2006, respectively	(491,780)	(196,953)
Total Stockholders’ Equity	48,138	213,348	(77%	)
Total Liabilities and Stockholders’ Equity	$806,432	$725,666	11%

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statement of Cash Flows
(In thousands)

	Twelve Months Ended
	December 31,
	2007	2006	Chg %
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$141,459	$112,322
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,414	24,828
Amortization of deferred financing costs	903	1,868
Loss on extinguishment of debt	126	10,722
Amortization of stock-based compensation	6,728	3,848
Provision for doubtful accounts	5,997	3,464
Deferred income taxes	(8,961)	(3,828)
Foreign currency adjustments	423	40
Loss on sale of equipment and other	324	488
Changes in operating assets and liabilities:
Accounts receivable	(20,536)	(27,608)
Inventories	(38,216)	21,284
Prepaid expenses and other current assets	(3,226)	3,327
Accounts payable	1,861	12,253
Accrued expenses and other	3,532	4,066
Income taxes	13,606	6,434
Excess tax benefit from stock based compensation	(11,073)	(7,693)
Net cash provided by operating activities	126,361	165,815	(24%	)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for trademarks and other intellectual property	(1,057)	(936)
Purchases of property, plant and equipment	(16,149)	(37,211)
Acquisition of businesses	(5,805)	—
Proceeds from sale of equipment	140	286
Net cash used by investing activities	(22,871)	(37,861)	40%

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term revolving credit facility	420,547	277,772
Repayments of long-term revolving credit facility	(146,293)	(92,500)
Repayments of long-term debt	(45,488)	(73,329)
Proceeds from issuance of Series A Industrial Revenue Bonds	15,380	—
Repayment of Series A Industrial Revenue Bonds	(5,760)	(5,760)
Repayments of Senior Subordinated Notes	—	(97,500)
Redemption premium on Senior Subordinated Notes	—	(7,620)
Excess tax benefit from stock based compensation	11,073	7,693
Common stock issued, including reissuances of Treasury stock	8,175	4,045
Treasury stock purchased	(319,884)	(144,000)
Dividend paid to stockholders	(23,811)	—
Payments for deferred financing costs	(1,581)	(1,277)
Net cash used by financing activities	(87,642)	(132,476)	34%
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH	1,679	2,455
Increase/(Decrease) in cash and cash equivalents	17,527	(2,067)
CASH AND CASH EQUIVALENTS, beginning of year	15,788	17,855
CASH AND CASH EQUIVALENTS, end of year	$33,315	$15,788	111%

Summary of Channel Sales
The Company generates sales through four distribution channels: retail, direct, healthcare and third party.  The retail channel sells to furniture, specialty and department stores globally.  The direct channel sells directly to consumers.  The healthcare channel sells to hospitals, nursing homes, healthcare professionals and medical retailers.  The third party channel sells to distributors in countries where Tempur-Pedic International does not operate its own distribution company.

The following table highlights net sales information, by channel and by segment, for the fourth quarter of 2007 compared to 2006:

($ in thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2007	2006	2007	2006	2007	2006
By Sales Channel
Retail	$238,556	$204,334	$153,498	$135,169	$85,058	$69,165
Direct	18,996	22,530	16,084	19,418	2,912	3,112
Healthcare	15,434	13,376	4,897	3,522	10,537	9,854
Third Party	15,968	16,340	4,295	5,045	11,673	11,295
Total	$288,954	$256,580	$178,774	$163,154	$110,180	$93,426

Summary of Product Sales
A summary of net sales by product is reported below:

($ in thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2007	2006	2007	2006	2007	2006
Net Sales
Mattresses	$196,614	$172,782	$129,054	$115,822	$67,560	$56,960
Pillows	41,020	38,872	19,987	19,471	21,033	19,401
Other	51,320	44,926	29,733	27,861	21,587	17,065
Total	$288,954	$256,580	$178,774	$163,154	$110,180	$93,426

The following table highlights net sales information, by channel and by segment, for the full year of 2007 compared to 2006:

($ in thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,		December 31,
	2007	2006	2007	2006	2007	2006
By Sales Channel
Retail	$919,913	$759,792	$625,904	$517,917	$294,009	$241,875
Direct	79,748	85,482	68,865	75,239	10,883	10,243
Healthcare	50,846	45,205	15,725	12,610	35,121	32,595
Third Party	56,215	54,566	14,855	16,015	41,360	38,551
Total	$1,106,722	$945,045	$725,349	$621,781	$381,373	$323,264

Summary of Product Sales
A summary of net sales by product is reported below:

($ in thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,		December 31,
	2007	2006	2007	2006	2007	2006
Net Sales
Mattresses	$768,530	$651,901	$535,706	$455,666	$232,824	$196,235
Pillows	142,114	126,335	68,342	60,111	73,772	66,224
Other	196,078	166,809	121,301	106,004	74,777	60,805
Total	$1,106,722	$945,045	$725,349	$621,781	$381,373	$323,264